Exhibit 10.5

[EKAE LETTERHEAD]

Derek Peine

922 A. Ave. East

Albia, IA 52531

Dear Derek:

This letter will confirm the decision of the Board of Directors of East Kansas Agri-Energy, L.L.C. to offer you employment as its Plant Manager.  If accepted, your employment will commence on April 4, 2005.  You will be paid on a salary basis, on our normal payroll intervals, at the annual rate of Eighty-six Thousand Dollars ($86,000.00).  You will receive a one-time payment of Ten Thousand Dollars ($10,000.00) to defray your moving expenses on April 15, 2005.  You will also be eligible for payment of an eight percent annual bonus based on performance guidelines that will be determined by the Board.  All other terms and conditions of your employment shall be contained in the policies adopted by the Board as part of its Employee Handbook covering all employees of East Kansas Agri-Energy, L.L.C.

Please acknowledge your acceptance of our employment offer by your signature below.

/s/ William R. Pracht
For the Board of Directors
East Kansas Agri-Energy, L.L.C. 5-5-05

/s/ Derek Peine	5-5-05
Derek Peine